Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Redwoods Acquisition Corp. on Form S-4 (File No. 333-273748) of our report dated January 31, 2022, except for Notes 3, 4, 7 and 8 which are dated March 25, 2022, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the financial statements of Redwoods Acquisition Corp. as of December 31, 2021 and for the period from March 16, 2021 (date of inception) through December 31, 2021, which report is included in this Amendment No.1 to the Annual Report on Form 10-K of Redwoods Acquisition Corp. for the year ended December 31, 2022. We were dismissed as auditors on October 11, 2022 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements incorporated by reference for the periods after the date of our dismissal.

/s/ Friedman LLP

Friedman LLP

New York, New York

October 17, 2023